                                                                 EXHIBIT 21


                               SUBSIDIARIES OF
                        ESCO ELECTRONICS CORPORATION
                        ----------------------------


                                       STATE OR JURISDICTION OF
                                           INCORPORATION OR       NAME UNDER WHICH
NAME                                         ORGANIZATION         IT DOES BUSINESS
----                                         ------------         ----------------
Defense Holding Corp.                          Delaware                Same

Distribution Control Systems, Inc.             Missouri                Same

EMC Test Systems, L.P.                         Texas                   Same

PTI Technologies Inc.                          Delaware                Same

PTI Technologies Limited                       England                 Same

Rantec Microwave & Electronics, Inc.           Delaware                Same

Systems & Electronics Inc.                     Delaware                Same

Vacco Industries                               California              Same




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